SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 11, 2005

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation	(Commission File Number)	(IRS Employer Identification No.

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On April 11, 2005, Beckman Coulter, Inc. and William H. May entered into a Retention Agreement. Mr. May is currently Beckman Coulter’s Vice President, General Counsel and Secretary. He had initially planned to retire at the end of 2004. Under the terms of the Retention Agreement, he agrees to defer his retirement for a year during the Company’s transition to a new Chief Executive Officer and  in order to assist in the transition to a new General Counsel. He also agrees to continue to come to his office through July 31, 2005 and be available after that on an as needed basis. He will receive his regular salary and receive and participate in all employee and officer benefits through December 31, 2005. He also will receive a bonus for 2005 based on full year pay at target, and be eligible for the next stock option grant in an amount approximately equal to that he received in the Company’s previous grant. The Company also agrees to seek approval for the vesting of his outstanding restricted stock.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1      Retention Agreement dated April 11, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2005

BECKMAN COULTER, INC.

	By:	/s/ JACK E. SOROKIN
Name: Jack E. Sorokin
Title: Assistant General Counsel